UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

WAGEWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35232	94-3351864
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Park Place, 4th Floor San Mateo, California		94403
(Address of principal executive offices)		(Zip Code)

(650) 577-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Special Investigation

As previously reported in WageWorks, Inc.’s (the “Company”, “we”, or “us”) Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 12, 2018, in response to concerns raised by KPMG LLP (“KPMG”), the board of directors (the “Board”) of the Company formed a Special Committee of members of the Board (the “Special Committee”), independent from the Audit Committee of the Board (the “Audit Committee”), that is comprised of Thomas Bevilacqua, Jerome Gramaglia and Stuart Harvey, with the assistance of independent counsel Sidley Austin LLP. The Special Committee was tasked with carrying out an independent investigation and review of the procedures, scope and findings of the Audit Committee’s investigation of the concerns raised by KPMG as well as the additional allegations made by former management’s counsel noted in the Company’s Form 8-K filed with the SEC on November 6, 2018, with full authority to take whatever follow-up measures it deems appropriate. The Special Committee has concluded its investigation. Among its findings, the Special Committee determined: that the Audit Committee’s investigation, conducted with the assistance of independent professionals, Paul Hastings LLC (“Paul Hastings”), was adequate; that the Audit Committee had a reasonable basis for its conclusion that no illegal acts had occurred; that Paul Hastings did not see communications or correspondence about KP Connector that they should have followed up on; and that neither the Audit Committee members nor Edgar Montes, then the Company’s President and Chief Operating Officer, knew that information regarding the government contract had not been timely disclosed to KPMG. The Special Committee will remain in place pending the completion of the audit and restatement of the Company’s financial statements for periods in fiscal years 2016 and 2017 in order to consider and evaluate additional matters that may arise.

Appointment of John Saia as Senior Vice President, General Counsel and Corporate Secretary

The Board approved the appointment of John Saia as Senior Vice President, General Counsel and Corporate Secretary of the Company, effective as of January 14, 2019. The Board approved the appointment of Mr. Saia after reviewing the qualifications of internal and external candidates.

Mr. Saia most recently served as General Counsel and Corporate Secretary for AcelRx Pharmaceuticals, Inc., where he led all legal and compliance activities worldwide. Prior to that, he spent a decade in numerous leadership roles on the legal team at McKesson Corporation, including Corporate Secretary and Associate General Counsel. In addition to holding positions at several highly respected law firms, Mr. Saia also held roles at the SEC and Department of Justice. Mr. Saia graduated cum laude from Santa Clara University and holds a Juris Doctorate from The George Washington School of Law.

There are no family relationships between Mr. Saia and any director or executive officer of the Company and the Company has not entered into any transactions with Mr. Saia that are reportable pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Saia and any other persons pursuant to which he was selected as Senior Vice President, General Counsel and Corporate Secretary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAGEWORKS, INC.

Dated: January 14, 2019	By:	/s/ Ismail Dawood
	Name:	Ismail Dawood
	Title:	Chief Financial Officer